CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


                                   Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Reality Wireless Networks, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the period ended March 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), Steve Careaga, Chief Executive Officer of the Company and Principal Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/
   ---------------------------------------------
By: Steve Careaga
Its:  Chief Executive Officer, Principal Financial
Officer/Acting Chief Financial Officer, Director
May 24, 2004

[A signed original of this written statement required by Section 906 has been provided to Reality Wireless Networks, Inc. and will be retained by Reality Wireless Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]